As filed with the Securities and Exchange Commission on December 4, 2003
Registration No. 333-103169

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 8

To
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Volume Services America Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5812	13-3870167
(Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

201 East Broad Street

Spartanburg, South Carolina 29306
(864) 598-8600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Janet L. Steinmayer, Esq.

General Counsel
Volume Services America Holdings, Inc.
300 First Stamford Place
Stamford, Connecticut 06902
(203) 975-5900
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

Risë B. Norman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate	Amount of
Securities to be Registered	Offering Price(1)	Registration Fee

Income Deposit Securities (IDSs)(2)

Shares of Common Stock, par value $0.01 per share(3)	$286,191,923	(4)

% Subordinated Notes(5)

Subsidiary Guarantees of % Subordinated Notes(6)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	The IDSs represent 18,463,995 shares of the common stock and $105.2 million aggregate principal amount of % subordinated notes of Volume Services America Holdings, Inc. (“VSAH”). Includes 1,678,545 IDSs subject to the underwriters’ over-allotment option and an indeterminate number of IDSs of the same series which may be received by holders of IDSs in the future on one or more occasions in replacement of the IDSs being offered hereby in the event of a subsequent issuance of IDSs, upon an automatic exchange of portions of the subordinated notes for identical portions of such additional notes as discussed in note (5) below.
(3)	Includes 1,678,545 shares of VSAH’s common stock subject to the underwriters’ over-allotment option.
(4)	Previously paid.
(5)	Includes $9.6 million aggregate principal amount of VSAH’s % subordinated notes subject to the underwriters’ over-allotment option and an indeterminate principal amount of notes of the same series as the subordinated notes, which will be received by holders of subordinated notes in the future on one or more occasions in the event of a subsequent issuance of IDSs, upon an automatic exchange of portions of the subordinated notes for identical portions of such additional notes.
(6)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Please note that, in this amendment no. 8, we are only filing Part II of this registration statement, including the exhibits indicated in item 16 of this document. You may find a copy of the prospectus that is a part of this registration statement in our filing of amendment no. 7 to this registration statement dated December 4, 2003.

Table of Additional Registrant Guarantors

	State or Other		Address Including Zip Code,
Exact Name of Registrant	Jurisdiction of		Telephone Number Including Area
Guarantor as Specified	Incorporation or	I.R.S. Employer	Code, of Registrant Guarantor’s
in its Charter	Organization	Identification Number	Principal Executive Offices

Events Center Catering, Inc.	Wyoming	57-1007720	201 East Broad Street Spartanburg, SC 29306 (864) 598-8600
Service America Concessions Corporation	Maryland	06-1182149	201 East Broad Street Spartanburg, SC 29306 (864) 598-8600
Service America Corporation	Delaware	13-1939453	201 East Broad Street Spartanburg, SC 29306 (864) 598-8600
Service America Corporation of Wisconsin	Wisconsin	39-1655756	201 East Broad Street Spartanburg, SC 29306 (864) 598-8600
Service America of Texas, Inc.	Texas	76-0261618	201 East Broad Street Spartanburg, SC 29306 (864) 598-8600
Servo-Kansas, Inc.	Kansas	06-1238400	201 East Broad Street Spartanburg, SC 29306 (864) 598-8600
SVM of Texas, Inc.	Texas	75-1913406	201 East Broad Street Spartanburg, SC 29306 (864) 598-8600
Volume Services, Inc.	Delaware	36-2786575	201 East Broad Street Spartanburg, SC 29306 (864) 598-8600
Volume Services, Inc.	Kansas	57-0973901	201 East Broad Street Spartanburg, SC 29306 (864) 598-8600
Volume Services America, Inc.	Delaware	57-0969174	201 East Broad Street Spartanburg, SC 29306 (864) 598-8600

PART II

Item 13.     Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Volume Services America Holdings, Inc. in connection with the offer and sale of the securities being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC registration fee	$26,206
NASD filing fee	28,000
American Stock Exchange listing fee	88,000
Toronto Stock Exchange listing fee (IDSs)	60,000
Toronto Stock Exchange listing fee (Common stock)	60,000
Transfer agent’s fee	30,000
Trustee’s fee	15,000
Printing and engraving expenses	950,000
Legal fees and expenses	5,400,000
Accounting fees and expenses	1,100,000
Miscellaneous	300,000

Total	$8,056,300

Item 14.     Indemnification of Directors and Officers

Delaware. The General Corporation Law of the State of Delaware (“DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The certificates of incorporation of the Delaware registrants include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends and stock repurchases); or for transactions from which the director derived improper personal benefit.

The certificates of incorporation of the Delaware registrants provide that these registrants must indemnify their directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our by laws, agreement, vote of stockholders or disinterested directors or otherwise.

Volume Services America Holdings, Inc. maintains insurance to protect itself and its directors and, officers and those of its subsidiaries against any such expense, liability or loss, whether or not it would have the power to indemnify them against such expense, liability or loss under applicable law.

Kansas. Under Section 17-6305 of the Kansas General Corporation Code, a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

Section 17-6002(b)(8) of the Kansas General Corporation Code provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors, except for (i) breaches of their duty of loyalty to their corporations or their stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 17-6424 of the Kansas General Corporation Code (unlawful payment of dividends), or (iv) transactions from which a director derives an improper personal benefit.

Consistent with Section 17-6305 of the Kansas General Corporation Code, the bylaws of the Kansas registrants provide that they will indemnify their directors and voting trustees against costs and expenses actually and necessary incurred by or empowered upon them in connection with the defense of any action, suit, or proceeding, except in relation to any matters as to which they shall have been adjudged liable (without such judgment being reversed) for gross misconduct in the performance of their duties as such directors or such voting trustees.

Maryland. The certificate of incorporation of the Maryland registrant provides that the Maryland registrant shall, to the fullest extent permitted by the Maryland General Corporation Law and in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by the Maryland General Corporation Law.

Section 2-418 of the Maryland General Corporation Law (the “MGCL”) generally permits indemnification of any director made a party to any proceedings by reason of service as a director unless it is established that: (i) the act or omission of such person was material to the matter giving rise to the proceedings and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by the director in connection with the proceeding; but, if the proceeding is one by or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director has been adjudged to be liable to the corporation, or if the proceeding is one charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, indemnification of the director is not permitted if the director was adjudged to be liable on the basis that personal benefit was improperly received.

In addition, under Maryland law and unless limited by the charter, the Maryland registrant is required to indemnify a current or former director or officer in any proceeding arising out of such individual’s official capacity if a court of appropriate jurisdiction determines such individual is entitled to indemnification. However, indemnification with respect to any proceeding by or in the right of the corporation or in which a director was adjudged liable on the basis that personal benefit was improperly received shall be limited to expenses.

Under Maryland law, the Maryland registrant may pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a current or former director of officer, if such individual affirms in good faith that he or she has satisfied the applicable standard of conduct necessary for indemnification and agrees to repay amounts paid to such individual if it is determined that such standard is not met.

Indemnification under the provision of Maryland law is not deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, bylaws, any resolution of stockholders or directors, any agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

The statute permits a Maryland corporation to indemnify its officers, employees and agents to the same extent as its directors.

Wyoming. Section 17-16-851 of the Wyoming Business Corporation Act (“WBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if, among other factors: (i) he conducted himself in good faith; and (ii) he reasonably believed that his conduct was in or at least not opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Such indemnification must be authorized by directors, legal counsel or shareholders as provided in Section 17-16-855.

Unless ordered by a court under WBCA Section 17-16-854(a)(iii), a corporation may not indemnify a director under Section 17-16-851: (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct as set forth in the preceding paragraph; or (ii) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.

Pursuant to Section 17-16-852 of the WBCA, a corporation is required to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Pursuant to Section 17-16-853 of the WBCA, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding because he is a director, if he delivers to the corporation: (i) a written affirmation of his good faith belief that he has met the standard of conduct described in WBCA Section 17-16-851; and (ii) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under Section 17-16-852 (above) and it is determined that he has not met the standard of conduct described in WBCA Section 17-16-851.

Section 17-16-856 of the WBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation: (i) to the same extent as a director; and (ii) if he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the by-laws, a resolution of the board of directors or contract, except for: (A) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or (B) liability arising out of conduct that constitutes: receipt by him of a financial benefit to which he is not entitled; an intentional infliction of harm on the corporation or the shareholders; or an intentional violation of criminal law. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 17-16-852 of the WBCA, and may apply to a court under Section 17-16-854 of the WBCA for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

Wisconsin. The Wisconsin registrant is incorporated under the Wisconsin Business Corporation Law (the “WBCL”). Under Section 180.0851(1) of the WBCL, the Wisconsin registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the corporation. In all other cases, the Wisconsin registrant is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the corporation, unless it is determined that he or she breached or failed to perform a duty owed to the corporation and the breach or failure to perform constitutes:

•	a willful failure to deal fairly with the Wisconsin registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

•	a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

•	a transaction from which the director or officer derived an improper personal profit; or

•	willful misconduct.

Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Wisconsin registrant’s articles of incorporation, bylaws, any written agreement or a resolution of the board of directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above. Under Section 180.0833 of the WBCL, directors of the Wisconsin registrant against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

Bylaws. The Wisconsin registrant’s bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL.

Texas. Article 2.02-1 of the Texas Business Corporation Act (the “TBCA”) provides that a director of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with any action, suit or proceeding in which he was, is, or is threatened to be made a named defendant by reason of his position as director or officer, provided that he conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation’s best interests; and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests. If a director is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. In the case of a criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

The TBCA further provides that a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, and to those who are not or were not officers, employees or agents but who are or were serving at the request of the corporation, to the same extent that it my indemnify and advance expenses to directors.

Item 15.     Recent Sales of Unregistered Securities

None.

Item 16.     Exhibits and Financial Statement Schedules

(a)     Exhibits. The following exhibits are filed as part of this Registration Statement, or incorporated herein by reference:

Exhibit
Number		Description of Exhibit

1	.1**	Form of Underwriting Agreement.
3	.1**	Restated Certificate of Incorporation of Volume Services America Holdings, Inc.
3	.2**	Form of Amended and Restated By-laws of Volume Services America Holdings, Inc.
3	.3**	Form of Restated Certificate of Incorporation of Volume Services America, Inc.
3	.4**	Form of Amended and Restated By-laws of Volume Services America, Inc.
3	.5**	Form of Restated Certificate of Incorporation of Volume Services, Inc. (a Delaware corporation).
3	.6**	Form of Amended and Restated By-laws of Volume Services, Inc. (a Delaware corporation).
3	.7**	Form of Restated Certificate of Incorporation of Service America Corporation.
3	.8**	Form of Amended and Restated By-laws of Service America Corporation.
3	.9**	Form of Restated Articles of Incorporation of Events Center Catering, Inc.
3	.10**	Form of Amended and Restated By-laws of Events Center Catering, Inc.
3	.11**	Form of Articles of Amendment and Restatement of the Charter of Service America Concessions Corporation.
3	.12**	Form of Amended and Restated By-laws of Service America Concessions Corporation.
3	.13**	Form of Restated and Amended Articles of Incorporation of Service America Corporation of Wisconsin.
3	.14**	Form of Amended and Restated By-laws of Service America Corporation of Wisconsin.
3	.15**	Form of Restated Articles of Incorporation of Servo-Kansas, Inc.
3	.16**	Form of Amended and Restated By-laws of Servo-Kansas, Inc.
3	.17**	Form of Amended and Restated Articles of Incorporation of SVM of Texas, Inc.
3	.18**	Form of Amended and Restated By-laws of SVM of Texas, Inc.
3	.19**	Form of Restated Articles of Incorporation of Volume Services, Inc. (a Kansas corporation).
3	.20**	Form of Amended and Restated By-laws of Volume Services, Inc. (a Kansas corporation).
3	.21**	Form of Amended and Restated Articles of Incorporation of Service America of Texas, Inc.
3	.22**	Form of Amended and Restated By-laws of Service America of Texas, Inc.
4	.1**	Indenture, dated as of March 4, 1999, among Volume Services America, Inc., the guarantors thereto and Norwest Bank Minnesota, National Association, as Trustee (including Form of Senior Subordinated Note).
4	.2**	Form of Supplemental Indenture, among Volume Services America, Inc., the guarantors thereto and Wells Fargo Bank Minnesota, N.A., as successor to Norwest Bank Minnesota, National Association, as Trustee.
4	.3**	Form of Indenture, among Volume Services America Holdings, Inc., the guarantors thereto and The Bank of New York, as Trustee.
4	.4**	Form of Subordinated Note (included in Exhibit 4.3).
4	.5**	Form of Registration Rights Agreement.
4	.6**	Form of Amended and Restated Stockholders Agreement.
4	.7**	Form of stock certificate for common stock.
4	.8**	Form of global IDS.
5.1		Opinion of Simpson Thacher & Bartlett LLP.
5	.2**	Opinion of Blackwell Sanders Peper Martin LLP.

Exhibit
Number		Description of Exhibit

5	.3**	Opinion of Venable LLP.
5	.4**	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, LLP.
5	.5**	Opinion of Wille, Gregory & Lundeen LLP.
5	.6**	Opinion of Holland & Hart LLP.
8.1		Opinion of Simpson Thacher & Bartlett LLP.
10	.1**	Form of Credit Agreement, dated as of , 2003, among Volume Services America, Inc., the guarantors thereto and certain financial institutions as the Lenders.
10	.2**	Volume Services America Deferred Compensation Plan, effective as of June 1, 2000.
10	.3**	Employment Agreement, dated as of August 24, 1998, by and between VSI Acquisition II Corporation and John T. Dee.
10	.4**	Letter Agreement, dated May 1, 2002, amending the terms of the Employment Agreement by and between Volume Services America Holdings, Inc. (formerly VSI Acquisition II Corporation) and John T. Dee.
10	.5**	Separation Agreement, dated as of August 28, 2003, by and between Volume Services America Holdings, Inc. and John T. Dee.
10	.6**	Employment Agreement dated as of November 17, 1995, by and between Volume Services, Inc. (a Delaware corporation) and Kenneth R. Frick.
10	.7**	Employment Agreement dated as of September 29, 1998, by and between VSI Acquisition II Corporation and Janet L. Steinmayer.
10	.8**	Employment Agreement, dated April 15, 2002 by and between Volume Services America Holdings, Inc. and Lawrence E. Honig.
10	.9**	Amendment and Waiver Agreement, dated as of July 1, 2003, by and between Volume Services America Holdings, Inc. and Lawrence E. Honig.
10	.10**	Form of Volume Services America Holdings, Inc. Long-Term Incentive Plan.
12	.1**	Computation of Ratio of Earnings to Fixed Charges.
21.1		Subsidiaries of Volume Services America Holdings, Inc. (d/b/a Centerplate) (the Table of Additional Registrant Guarantors to this registration statement is hereby incorporated by reference).
23	.1**	Consent of Deloitte & Touche LLP.
23.2		Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
23.3		Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 8.1).
23	.4**	Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5.2).
23	.5**	Consent of Venable LLP (included in Exhibit 5.3).
23	.6**	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, LLP (included in Exhibit 5.4).
23	.7**	Consent of Wille, Gregory & Lundeen LLP (included in Exhibit 5.5).
23	.8**	Consent of Holland & Hart LLP (included in Exhibit 5.6).
23	.9**	Consent of Felix P. Chee to be named as a director nominee.
23	.10**	Consent of Paul Hornung to be named as a director nominee.
23	.11**	Consent of Michael A. Wadsworth to be named as a director nominee.
23	.12**	Consent of David M. Williams to be named as a director nominee.
24	.1**	Powers of Attorney (included on signature page).
25	.1**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of as Trustee.

*	To be filed by amendment.

**	Previously filed.

(b)     Financial Statement Schedules

Item 17.     Undertakings

1. The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

3. The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spartanburg, South Carolina on December 4, 2003.

VOLUME SERVICES AMERICA HOLDINGS, INC.
VOLUME SERVICES AMERICA, INC.
VOLUME SERVICES, INC.
(A DELAWARE CORPORATION)
SERVICES AMERICA CORPORATION

By:	/s/ LAWRENCE E. HONIG

Name: Lawrence E. Honig
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities on the 4th day of December, 2003.

Signature		Title

* David Blitzer		Director

/s/ LAWRENCE E. HONIG Lawrence E. Honig		Chief Executive Officer and Director (Principal Executive Officer)

* Kenneth R. Frick		Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Howard A. Lipson		Director

* Peter Wallace		Director

*By:	/s/ LAWRENCE E. HONIG Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spartanburg, South Carolina on December 4, 2003.

EVENTS CENTER CATERING, INC.
SERVICE AMERICA CONCESSIONS CORPORATION
SERVICE AMERICA CORPORATION OF WISCONSIN
SERVO-KANSAS, INC.
SVM OF TEXAS, INC.

VOLU	ME SERVICES, INC.

(A KANSAS CORPORATION)

By:	/s/ LAWRENCE E. HONIG

Name: Lawrence E. Honig
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities on the 4th day of December, 2003.

Signature		Title

/s/ LAWRENCE E. HONIG Lawrence E. Honig		Chief Executive Officer and Director (Principal Executive Officer)

* Kenneth R. Frick		Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* Janet L. Steinmayer		Director

*By:	/s/ LAWRENCE E. HONIG Attorney-in-fact

Signatures

Pursuant to requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spartanburg, South Carolina on December 4, 2003

SERVICE AMERICA OF TEXAS, INC.

By:	/s/ LAWRENCE E. HONIG

Name: Lawrence E. Honig
Title: Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacities on the 4th day of December, 2003.

Signature	Title

* J. Stephen Zahn	President and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

*By:     /s/ Lawrence E. Honig

              Attorney-in-fact

Exhibit Index

Exhibit
Number		Description of Exhibit

1	.1**	Form of Underwriting Agreement.
3	.1**	Restated Certificate of Incorporation of Volume Services America Holdings, Inc.
3	.2**	Form of Amended and Restated Bylaws of Volume Services America Holdings, Inc.
3	.3**	Form of Restated Certificate of Incorporation of Volume Services America, Inc.
3	.4**	Form of Amended and Restated By-laws of Volume Services America, Inc.
3	.5**	Form of Restated Certificate of Incorporation of Volume Services, Inc. (a Delaware corporation).
3	.6**	Form of Amended and Restated By-laws of Volume Services, Inc. (a Delaware corporation).
3	.7**	Form of Restated Certificate of Incorporation of Service America Corporation.
3	.8**	Form of Amended and Restated By-laws of Service America Corporation.
3	.9**	Form of Restated Articles of Incorporation of Events Center Catering, Inc.
3	.10**	Form of Amended and Restated By-laws of Events Center Catering, Inc.
3	.11**	Form of Articles of Amendment and Restatement of the Charter of Service America Concessions Corporation.
3	.12**	Form of Amended and Restated By-laws of Service America Concessions Corporation.
3	.13**	Form of Restated and Amended Articles of Incorporation of Service America Corporation of Wisconsin.
3	.14**	Form of Amended and Restated By-laws of Service America Corporation of Wisconsin.
3	.15**	Form of Restated Articles of Incorporation of Servo-Kansas, Inc.
3	.16**	Form of Amended and Restated By-laws of Servo-Kansas, Inc.
3	.17**	Form of Amended and Restated Articles of Incorporation of SVM of Texas, Inc.
3	.18**	Form of Amended and Restated By-laws of SVM of Texas, Inc.
3	.19**	Form of Restated Articles of Incorporation of Volume Services, Inc. (a Kansas corporation).
3	.20**	Form of Amended and Restated By-laws of Volume Services, Inc. (a Kansas corporation).
3	.21**	Form of Amended and Restated Articles of Incorporation of Service America of Texas, Inc.
3	.22**	Form of Amended and Restated By-laws of Service America of Texas, Inc.
4	.1**	Indenture, dated as of March 4, 1999, among Volume Services America, Inc., the guarantors thereto and Norwest Bank Minnesota, National Association, as Trustee (including Form of Senior Subordinated Note).
4	.2**	Form of Supplemental Indenture, among Volume Services America, Inc., the guarantors thereto and Wells Fargo Bank Minnesota, N.A., as successor to Norwest Bank Minnesota, National Association, as Trustee.
4	.3**	Form of Indenture, among Volume Services America Holdings, Inc., the guarantors thereto and The Bank of New York, as Trustee.
4	.4**	Form of Subordinated Note (included in Exhibit 4.3).
4	.5**	Form of Registration Rights Agreement.
4	.6**	Form of Amended and Restated Stockholders Agreement.
4	.7**	Form of stock certificate for common stock.
4	.8**	Form of global IDS.
5.1		Opinion of Simpson Thacher & Bartlett LLP.
5	.2**	Opinion of Blackwell Sanders Peper Martin LLP.
5	.3**	Opinion of Venable LLP.
5	.4**	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, LLP.
5	.5**	Opinion of Wille, Gregory & Lundeen LLP.
5	.6**	Opinion of Holland & Hart LLP.
8.1		Opinion of Simpson Thacher & Bartlett LLP.
10	.1**	Form of Credit Agreement, dated as of , 2003, among Volume Services America, Inc., the guarantors thereto and certain financial institutions as the Lenders.
10	.2**	Volume Services American Deffered Compensation Plan, effective as of June 1, 2000.

Exhibit
Number		Description of Exhibit

10	.3**	Employment Agreement, dated as of August 24, 1998, by and between VSI Acquisition II Corporation and John T. Dee.
10	.4**	Letter Agreement, dated May 1, 2002, amending the terms of the Employment Agreement by and between Volume Services America Holdings, Inc. (formerly VSI Acquisition II Corporation) and John T. Dee.
10	.5**	Separation Agreement, dated as of August 28, 2003, by and between Volume Services America Holdings, Inc. and John T. Dee.
10	.6**	Employment Agreement dated as of November 17, 1995, by and between Volume Services, Inc. (a Delaware corporation) and Kenneth R. Frick.
10	.7**	Employment Agreement dated as of September 29, 1998, by and between VSI Acquisition II Corporation and Janet L. Steinmayer.
10	.8**	Employment Agreement dated April 15, 2002 by and between Volume Services America Holdings, Inc. and Lawrence E. Honig.
10	.9**	Amendment and Waiver Agreement, dated as of July 1, 2003, by and between Volume Services America Holdings, Inc. and Lawrence E. Honig.
10	.10**	Form of Volume Services America Holdings, Inc. Long-Term Incentive Plan.
12	.1**	Computation of Ratio of Earnings to Fixed Charges.
21.1		Subsidiaries of Volume Services America Holdings, Inc. (d/b/a Centerplate) (the Table of Additional Registrant Guarantors to this registration statement is hereby incorporated by reference).
23	.1**	Consent of Deloitte & Touche LLP.
23.2		Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
23.3		Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 8.1).
23	.4**	Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5.2).
23	.5**	Consent of Venable LLP (included in Exhibit 5.3).
23	.6**	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, LLP (included in Exhibit 5.4).
23	.7**	Consent of Wille, Gregory & Lundeen LLP (included in Exhibit 5.5).
23	.8**	Consent of Holland & Hart LLP (included in Exhibit 5.6).
23	.9**	Consent of Felix P. Chee to be named as a director nominee.
23	.10**	Consent of Paul Hornung to be named as a director nominee.
23	.11**	Consent of Michael A. Wadsworth to be named as a director nominee.
23	.12**	Consent of David M. Williams to be named as a director nominee.
24	.1**	Powers of Attorney (included on signature page).
25	.1**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of as Trustee.

*	To be filed by amendment.

**	Previously filed.